Exhibit 10.9(i)
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                          NOTE SATISFACTION AND RELEASE

This Note satisfaction and Release pertains to a certain Note, principal amount of $50,000, dated November 11, 1995 by and between USA Sunrise Beverages, Inc., (Maker) and Dr. Neil Kurti (Payee), a copy of which is incorporated by reference.

WHEREAS, Maker and Payee desire to settle and satisfy all of the terms and conditions of the above mentioned Note.

NOW THEREFORE AND HEREBY, for one or more valuable consideration in hand paid by Maker to Payee, and upon the amount of 20,000 shares of free trading common stock of surviving company after merger being assigned hereby by Omar Barrientos on behalf of Maker, the undersigned, acknowledges, accepts and confirms full satisfaction and performance by USA Sunrise Beverages, Inc., of all of the terms and conditions of the above referred Note, including Principal and Interest accrued to date and unconditionally releases and discharge forever USA Sunrise Beverages, Inc., and its successors of any obligations, performance, monetary or otherwise regarding the Note between Maker and Payee dated November 11, 1995.

IN WITNESS WHEREOF on this 6 day of September, 2002 I have hereunto set my hand and seal.

By:  Dr. Neil Kurti

/s/ Neil Kurti
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By:  Neil Kurti

/s/  Anegla Kurti
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Witness